Exhibit 99.1

NEWS RELEASE

Contact:	Amy Potter
Marketing Dept.
814-765-9621

FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION COMPLETES REDEMPTION OF ITS 5.75% FIXED-TO-FLOATING RATE SUBORDINATED NOTES DUE 2026

CLEARFIELD, PENNSYLVANIA – October 18, 2021

CNB Financial Corporation (“CNB”) (NASDAQ: CCNE), the parent company of CNB Bank, announced today that, on October 15, 2021, the Corporation completed its redemption of $50,000,000 aggregate principal amount of its 5.75% Fixed-to-Floating Rate Subordinated Notes due October 15, 2026 (CUSIP 126128 AA5) (the “Subordinated Notes”), representing all of the outstanding Subordinated Notes. The Subordinated Notes were redeemed pursuant to their terms at a price equal to 100% of the principal amount, plus accrued and unpaid interest up to, but excluding, October 15, 2021. The total aggregate redemption price was $50,718,750, which amount included an accrued interest payment of $718,750. The Corporation financed the redemption with cash on hand, including the net proceeds from the issuance and sale of $85,000,000 aggregate principal amount of the Corporation’s 3.25% Fixed-to-Floating Rate Subordinated Notes due 2031.

About CNB Financial Corporation and CNB Bank

Based on strong, traditional values, CNB Bank is dedicated to being the premier, financial service provider in our communities, focused on the changing needs of people and businesses by providing the highest quality service.

CNB Financial Corporation is a financial holding company with consolidated assets of approximately $5.1 billion. CNB Financial Corporation conducts business primarily through its principal subsidiary, CNB Bank. CNB Bank is a full-service bank engaging in a full range of banking activities and services, including trust and wealth management services, for individual, business, governmental, and institutional customers. CNB Bank operations include a private banking division, two loan production offices, one drive-up office and 44 full-service offices in Pennsylvania, Ohio, New York and Virginia. CNB Bank’s divisions include ERIEBANK, based in Erie, Pennsylvania, with offices in northwest Pennsylvania and northeast Ohio; FCBank, based in Worthington, Ohio, with offices in central Ohio; BankOnBuffalo, based in Buffalo, New York, with offices in northern New York; and Ridge View Bank, with a loan production office in Roanoke, Virginia. CNB Bank is headquartered in Clearfield, Pennsylvania, with offices in central and north central Pennsylvania. For more information visit www.CNBBank.bank.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond CNB’s control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” CNB’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Such known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, include, but are not limited to, (i) the duration and scope of the COVID-19 pandemic and the local, national and global impact of COVID-19; (ii) actions governments, businesses and individuals take in response to the pandemic; (iii) the speed and effectiveness of vaccine and treatment developments and deployment; (iv) the pace of recovery when the COVID-19 pandemic subsides; (v) changes in general business, industry or economic conditions or competition; (vi) changes in any applicable law, rule, regulation, policy, guideline or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting principles or otherwise; (vii) adverse changes or conditions in capital and financial markets; (viii) changes in interest rates; (ix) higher than expected costs or other difficulties related to integration of combined or merged businesses;

(x) the effects of business combinations and other acquisition transactions, including the inability to realize our loan and investment portfolios; (xi) changes in the quality or composition of our loan and investment portfolios; (xii) adequacy of loan loss reserves; (xiii) increased competition; (xiv) loss of certain key officers; (xv) deposit attrition; (xvi) rapidly changing technology; (xvii) unanticipated regulatory or judicial proceedings and liabilities and other costs; (xviii) changes in the cost of funds, demand for loan products or demand for financial services; and (xix) other economic, competitive, governmental or technological factors affecting our operations, markets, products, services and prices. Such developments could have an adverse impact on CNB’s financial position and results of operations. For more information about factors that could cause actual results to differ from those discussed in the forward-looking statements, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of and the forward-looking statement disclaimers in CNB’s annual and quarterly reports.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this press release. CNB undertakes no obligation to publicly update or revise any forward-looking statements included in this press release or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur and you should not put undue reliance on any forward-looking statements.